As filed with the United States Securities and Exchange Commission on July 20, 2007

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-127679

UNDER

THE SECURITIES ACT OF 1933

ECC Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	84-1642470
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2040 Main Street, Suite 800

Irvine, California 92614

(949) 955-8700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Encore Credit Corp. 2001 Stock Option Plan

(Full title of the plan)

Steven G. Holder

Chief Executive Officer

2040 Main Street, Suite 800

Irvine, California 92614

(949) 955-8700

(Name and address of agent for service)

(949) 955-8700

(Telephone number, including area code, of agent for service)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to Registration Statement No. 333-127679 registering 5,684,927 shares of common stock for the Encore Credit Corp. 2001 Stock Option Plan. The registrant will no longer issue securities pursuant to this plan and therefore is filing this Post-Effective Amendment No. 1 to deregister all remaining unsold shares of common stock registered under this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 20th day of July, 2007.

ECC Capital Corporation

By	/s/ Steven G. Holder
Steven G. Holder
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Steven G. Holder	Chief Executive Officer and Chairman	July 20, 2007
Steven G. Holder	(Principal Executive Officer)

/s/ Roque A. Santi	President and Chief Financial Officer	July 20, 2007
Roque A. Santi	(Principal Financial and Accounting Officer)

*	Director	July 20, 2007
James R. Brazil

*	Director	July 20, 2007
William Jacoby

*	Director	July 20, 2007
James O. Rollans

* By:	/s/ Steven G. Holder
Steven G. Holder
Attorney-in-Fact